POLICY COVER SHEET

Job Name: XP3310DA Print Date and Time: 12/27/06 20:06

File Number: O617O

Business Center/

Original Business Unit: FINANCIAL AND PROFESSIONAL SERVICES

Policy Number: 463PB1040

Name of insured: Sit Investment Associates, Inc., et al

Agency Number: 2210235

Department or Expense Center: 001

Underwriter: 1166163 Underwriting Team:

Data Entry Person: HAYHURST,JILL

Date and Time: 12/27/06 15:54 001

Special Instructions

Policy Commencement Date: 01/01/07

THIS POLICY CONTAINS FORMS SELECTED THROUGH DOCUMENT SELECT

THE FOLLOWING SELECTED FORMS ARE NOT APPROVED ON THE FORMS STATUS TABLE

FORM NBR EDITION CO STATE TRANS DATE

* MAN1095 03.02 1 MN 2007-01-01*

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

40724 Ed.12-90 Printed in U.S.A. Page 1

DELIVERY INVOICE

Company: St Paul Fire and Marine Insurance Company

INSURED

Sit Investment Associates, Inc., et al

3300 IDS Center

80 South 8th Street

Minneapolis MN 55402

Policy Inception/Effective Date: 01/01/07

Agency Number: 2210235

Transaction Type: Renewal

Transaction number: 001

Processing date: 12/27/2006

Policy Number: 463PB1040

AGENT

Acordia of Minnesota Inc.

4300 MarketPointe Dr Ste 600

Bloomington MN 55435

Policy Description Amount Surtax/

Number Surcharge

463PB1040 Standard Form No. 14 $

INSURED COPY

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

INSURED COPY

40724 Ed.12-90 Printed in U.S.A. Page 2

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

ND044 Rev. 8-05

2005 The St. Paul Travelers Companies, Inc. All Rights Reserved Page 1

of 1

IMPORTANT NOTICE REGARDING INDEPENDENT AGENT AND BROKER COMPENSATION

For information about how Travelers compensates independent agents and brokers, please

visit www.travelers.com, or you may request a written copy from Marketing at One Tower Square, 2GSA, Hartford, CT 06183.

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 1 of 13

FINANCIAL INSTITUTION BOND

Standard Form No. 14, Revised to October, 1987

ST. PAUL FIRE & MARINE INSURANCE COMPANY

Bond No. 463PB0609

(Herein called Underwriter)

DECLARATIONS

Item 1. Name of Insured (herein called Insured):

Sit Investment Associates, Inc., et al 3300 IDS Center

Principal Address:

80 South Eighth Street

Minneapolis, MN 55402-2211

Item 2. Bond Period: from 12:01 a.m. on 01/01/2007 (MONTH,DAY,YEAR)

to 12:01 a.m. on 01/01/2008 (MONTH,DAY,YEAR) standard time.

Item 3. The Aggregate Liability of the Underwriter during the Bond Period shall be $ 15,000,000.

Item 4. Subject to Sections 4 and 11 hereof,

the Single Loss Limit of Liability is $ 15,000,000.

and the Single Loss Deductible is $ 250,000.

Provided, however, that if any amounts are inserted below opposite specified Insuring Agreements or Coverage, those amounts shall be controlling. Any amount set forth below shall be part of and not in addition to amounts set forth above. (If an Insuring Agreement or Coverage is to be deleted, insert "Not Covered.")

Amount applicable to:

Single Loss Limit of Single

Liability Loss Deductible

Insuring Agreement (D) - FORGERY OR ALTERATION $15,000,000. $250,000.

Insuring Agreement (E) - SECURITIES $15,000,000. $250,000.

Coverage on Partners $ Not Covered $Not Cover

Optional Insuring Agreements and Coverages:

Not Covered $ Not Covered $Not Cover

$ $

$ $

$ $

$ $

$ $

$ $

If "Not Covered" is inserted above opposite any specified Insuring

Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

Item 5. The liability of the Underwriter is subject to the terms of the following riders attached hereto: SR5834c Ed. 10/87, SR5955c Ed. 06/90, SR5967e Ed. 10/87, SR6137b Ed. 02/95, SR6145b Ed. 06/90, MAN1095 Ed. 03/02, SR6275 Ed. 09/05

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Page 2 of 13 Copyright, The Surety Association of America, 1987

Item 6. The Insured by the acceptance of this bond gives notice to the

Underwriter terminating or canceling prior bond(s) or policy(ies) No.(s) 463PB0609 such termination or cancelation to be effective as of the time this bond becomes effective.

/s/Brian MacLean

President

/s/Bruce Backberg

Secretary

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 3 of 13

The Underwriter, in consideration of an agreed premium, and in reliance upon all statements made and information furnished to the Underwriter by the Insured in applying for this bond, and subject to the Declarations, Insuring Agreements, General Agreements, Conditions and Limitations and other terms hereof, agrees to indemnify the

Insured for:

INSURING AGREEMENTS

FIDELITY

(A) Loss resulting directly from dishonest or fraudulent

acts committed by an Employee acting alone or in

collusion with others.

Such dishonest or fraudulent acts must be

committed by the Employee with the manifest

intent:

(a) to cause the Insured to sustain such loss; and

(b) to obtain financial benefit for the Employee and

which, in fact, result in obtaining such benefit.

As used in this Insuring Agreement, financial

benefit does not include any employee benefits

earned in the normal course of employment,

including salaries, commissions, fees, bonuses,

promotions, awards, profit sharing or pensions.

ON PREMISES

(B) (1) Loss of Property resulting directly from

(a) robbery, burglary, misplacement,

mysterious unexplainable disappearance

and damage thereto or destruction thereof,

or

(b) theft, false pretenses, common-law or

statutory larceny, committed by a person

present in an office or on the premises of

the Insured,

while the Property is lodged or deposited

within offices or premises located anywhere.

(2) Loss of or damage to

(a) furnishings, fixtures, supplies or equipment

within an office of the Insured covered

under this bond resulting directly from

larceny or theft in, or by burglary or

robbery of, such office, or attempt thereat,

or by vandalism or malicious mischief, or

(b) such office resulting from larceny or theft

in, or by burglary or robbery of such office

or attempt thereat, or to the interior of

such office by vandalism or malicious

mischief.

provided that

(i) the Insured is the owner of such

furnishings, fixtures, supplies,

equipment, or office or is liable for

such loss or damage, and

(ii) the loss is not caused by fire.

IN TRANSIT

(C) Loss of Property resulting directly from robbery,

common-law or statutory larceny, theft,

misplacement, mysterious unexplainable

disappearance, being lost or made away with, and

damage thereto or destruction thereof, while the

Property is in transit anywhere in the custody of

(a) a natural person acting as a messenger of the

Insured (or another natural person acting as

messenger or custodian during an emergency

arising from the incapacity of the original

messenger), or

(b) a Transportation Company and being

transported in an armored motor vehicle, or

(c) a Transportation Company and being

transported in a conveyance other than an

armored motor vehicle provided that covered

Property transported in such manner is limited

to the following:

(i) records, whether recorded in writing or

electronically, and

(ii) Certified Securities issued in registered

form and not endorsed, or with restrictive

endorsements, and

(iii) Negotiable Instruments not payable to bearer,

or not endorsed, or with restrictive

endorsements.

Coverage under this Insuring Agreement begins

immediately upon the receipt of such Property by

the natural person or Transportation Company and

ends immediately upon delivery to the designated

recipient or its agent.

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Page 4 of 13 Copyright, The Surety Association of America, 1987

FORGERY OR ALTERATION

(D) Loss resulting directly from

(1) Forgery or alteration of, on or in any

Negotiable Instrument (except an Evidence of

Debt), Acceptance, Withdrawal Order, receipt

for the withdrawal of Property, Certificate of

Deposit or Letter of Credit.

(2) transferring, paying or delivering any funds or

Property or establishing any credit or giving

any value on the faith of any written

instructions or advices directed to the Insured

and authorizing or acknowledging the transfer,

payment, delivery or receipt of funds or

Property, which instructions or advices purport

to have been signed or endorsed by any

customer of the Insured or by any financial

institution but which instructions or advices

either bear a signature which is a Forgery or

have been altered without the knowledge and

consent of such customer or financial

institution.

A mechanically reproduced facsimile signature is

treated the same as a handwritten signature.

SECURITIES

(E) Loss resulting directly from the insured having, in

good faith, for its own account or for the account of

others

(1) acquired, sold or delivered, or given value,

extended credit or assumed liability, on the

faith of, any original

(a) Certificated Security,

(b) deed, mortgage or other instrument conveying

title to, or creating or discharging a lien upon,

real property,

(c) Evidence of Debt,

(d) Instruction to a Federal Reserve Bank of

the United States, or

(e) Statement of Uncertificated Security of any

Federal Reserve Bank of the United States

which

(i) bears a signature of any maker, drawer,

issuer, endorser, assignor, lessee,

transfer agent, registrar, acceptor,

surety, guarantor, or of any person

signing in any other capacity which is a

Forgery, or

(ii) is altered, or

(iii) is lost or stolen;

(2) guaranteed in writing or witnessed any signature

upon any transfer, assignment, bill of sale,

power of attorney, Guarantee, or any items

listed in (a) through (c) above.

(3) acquired, sold or delivered, or given value,

extended credit or assumed liability, on the

faith of any item listed in (a) and (b) above

which is a Counterfeit.

A mechanically reproduced facsimile signature is

treated the same as a handwritten signature.

COUNTERFEIT CURRENCY

(F) Loss resulting directly from the receipt by the

Insured, in good faith, of any Counterfeit Money of

the United States of America, Canada or of any

other country in which the Insured maintains a

branch office.

GENERAL AGREEMENTS

NOMINEES

A. Loss sustained by any nominee organized by the

Insured for the purpose of handling certain of its

business transactions and composed exclusively of

its Employees shall, for all the purposes of this

bond and whether or not any partner of such

nominee is implicated in such loss, be deemed to

be loss sustained by the Insured.

ADDITIONAL OFFICES OR EMPLOYEES -

CONSOLIDATION, MERGER OR PURCHASE OF

ASSETS - NOTICE

B. If the Insured shall, while this bond is in force,

establish any additional offices, other than by

consolidation or merger with, or purchase or

acquisition of assets or liabilities of, another

institution, such offices shall be automatically

covered hereunder from the date of such

establishment without the requirement of notice to

the Underwriter or the payment of additional

premium for the remainder of the premium period.

If the Insured shall, while this bond is in force,

consolidate or merge with, or purchase or acquire

assets or liabilities of, another institution, the

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 5 of 13

Insured shall not have such coverage as is afforded

under this bond for loss which

(a) has occurred or will occur in offices or

premises, or

(b) has been caused or will be caused by an

employee or employees of such institution, or

(c) has arisen or will arise out of the assets or

liabilities

acquired by the Insured as a result of such

consolidation, merger or purchase or acquisition of

assets or liabilities unless the Insured shall

(i) give the Underwriter written notice of the

proposed consolidation, merger or purchase

or acquisition of assets or liabilities prior to

the proposed effective date of such action

and

(ii) obtain the written consent of the

Underwriter to extend the coverage provided

by this bond to such additional offices or

premises, Employees and other exposures,

and

(iii) upon obtaining such consent, pay to the

Underwriter an additional premium.

CHANGE OF CONTROL - NOTICE

C. When the Insured learns of a change in control, it

shall give written notice to the Underwriter.

As used in this General Agreement, control means

the power to determine the management or policy

of a controlling holding company or the Insured by

virtue of voting stock ownership. A change in

ownership of voting stock which results in direct or

indirect ownership by a stockholder or an affiliated

group of stockholders of ten percent (10%) or more

of such stock shall be presumed to result in a

change of control for the purpose of the required

notice.

Failure to give the required notice shall result in

termination of coverage for any loss involving a

transferee, to be effective upon the date of the stock

transfer.

REPRESENTATION OF INSURED

D. The Insured represents that the information

furnished in the application for this bond is

complete, true and correct. Such application

constitutes part of this bond.

Any misrepresentation, omission, concealment or

incorrect statement of a material fact, in the

application or otherwise, shall be grounds for the

rescission of this bond.

JOINT INSURED

E. If two or more Insureds are covered under this

bond, the first named Insured shall act for all

Insureds. Payment by the Underwriter to the first

named Insured of loss sustained by any Insured

shall fully release the Underwriter on account of

such loss. If the first named Insured ceases to be

covered under this bond, the Insured next named

shall thereafter be considered as the first named

Insured. Knowledge possessed or discovery made

by any Insured shall constitute knowledge or

discovery by all Insureds for all purposes of this

bond. The liability of the Underwriter for loss or

losses sustained by all Insureds shall not exceed the

amount for which the Underwriter would have been

liable had all such loss or losses been sustained by

one Insured.

NOTICE OF LEGAL PROCEEDINGS AGAINST

INSURED - ELECTION TO DEFEND

F. The Insured shall notify the Underwriter at the

earliest practicable moment, not to exceed 30 days

after notice thereof, of any legal proceeding brought

to determine the Insured's liability for any loss,

claim or damage, which, if established, would

constitute a collectible loss under this bond.

Concurrently, the Insured shall furnish copies of all

pleadings and pertinent papers to the Underwriter.

The Underwriter, at its sole option, may elect to

conduct the defense of such legal proceeding, in

whole or in part. The defense by the Underwriter

shall be in the Insured's name through attorneys

selected by the Underwriter. The Insured shall

provide all reasonable information and assistance

required by the Underwriter for such defense.

If the Underwriter elects to defend the Insured, in

whole or in part, any judgment against the Insured

on those counts or causes of action which the

Underwriter defended on behalf of the Insured or

any settlement in which the Underwriter

participates and all attorneys' fees, costs and

expenses incurred by the Underwriter in the

defense of the litigation shall be a loss covered by

this bond.

If the Insured does not give the notices required in

subsection (a) of Section 5 of this bond and in the

first paragraph of this General Agreement, or if the

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Page 6 of 13 Copyright, The Surety Association of America, 1987

Underwriter elects not to defend any causes of

action, neither a judgment against the Insured, nor

a settlement of any legal proceeding by the Insured,

shall determine the existence, extent or amount of

coverage under this bond for loss sustained by the

Insured, and the Underwriter shall not be liable for

any attorneys' fees, costs and expenses incurred by

the Insured.

With respect to this General Agreement,

subsections (b) and (d) of Section 5 of this bond

apply upon the entry of such judgment or the

occurrence of such settlement instead of upon

discovery of loss. In addition, the Insured must

notify the Underwriter within 30 days after such

judgment is entered against it or after the Insured

settles such legal proceeding, and, subject to

subsection (e) of Section 5, the Insured may not

bring legal proceedings for the recovery of such loss

after the expiration of 24 months from the date of

such final judgment or settlement.

CONDITIONS AND LIMITATIONS

DEFINITIONS

Section 1. As used in this bond:

(a) Acceptance means a draft which the drawee

has, by signature written thereon, engaged to

honor as presented.

(b) Certificate of Deposit means an

acknowledgment in writing by a financial

institution of receipt of Money with an

engagement to repay it.

(c) Certificated Security means a share,

participation or other interest in property of or

an enterprise of the issuer or an obligation of

the issuer, which is:

(1) represented by an instrument issued in

bearer or registered form;

(2) of a type commonly dealt in on securities

exchanges or markets or commonly recognized

in any area in which it is issued or dealt in as

a medium for investment; and

(3) either one of a class or series or by its

terms divisible into a class or series of

shares, participations, interests or

obligations.

(d) Counterfeit means an imitation of an actual

valid original which is intended to deceive and

to be taken as the original.

(e) Employee means

(1) a natural person in the service of the

Insured at any of the Insured's offices or

premises covered hereunder whom the

Insured compensates directly by salary or

commissions and whom the Insured has the

right to direct and control while performing

services for the Insured;

(2) an attorney retained by the Insured and an

employee of such attorney while either is

performing legal services for the Insured;

(3) a person provided by an employment

contractor to perform employee duties for

the Insured under the Insured's supervision

at any of the Insured's offices or premises

covered hereunder, and a guest student

pursuing studies or duties in any of said

offices or premises;

(4) an employee of an institution merged or

consolidated with the Insured prior to the

effective date of this bond;

(5) each natural person, partnership or

corporation authorized by the Insured to

perform services as data processor of checks

or other accounting records of the Insured

(not including preparation or modification

of computer software or programs), herein

called Processor. (Each such Processor, and

the partners, officers and employees of such

Processor shall, collectively, be deemed to

be one Employee for all the purposes of

this bond, excepting, however, the second

paragraph of Section 12. A Federal Reserve

Bank or clearing house shall not be

construed to be a processor.); and

(6) a Partner of the Insured, unless not covered

as stated in Item 4 of the Declarations.

(f) Evidence of Debt means an instrument,

including a Negotiable Instrument, executed by

a customer of the Insured and held by the

Insured which in the regular course of business

is treated as evidencing the customer's debt to

the Insured.

(g) Financial Interest in the Insured of the Insured's

general partner(s), or limited partner(s),

committing dishonest or fraudulent acts covered

by this bond or concerned or implicated therein

means:

(1) as respects general partner(s) the value of

all right, title and interest of such general

partner(s), determined as of the close of

business on the date of discovery of loss

covered by this bond, in the aggregate of:

(a) the "net worth" of the Insured, which

for the purposes of this bond, shall be

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 7 of 13

deemed to be the excess of its total

assets over its total liabilities, without

adjustment to give effect to loss

covered by this bond, (except that

credit balances and equities in

proprietary accounts of the Insured,

which shall include capital accounts of

partners, investment and trading

accounts of the Insured, participations

of the Insured in joint accounts, and

accounts of partners which are covered

by agreements providing for the

inclusion of equities therein as

partnership property, shall not be

considered as liabilities) with securities,

spot commodities, commodity future

contracts in such proprietary

accounts and all other assets

marked to market or fair value and

with adjustment for profits and losses

at the market of contractual

commitments for such proprietary

accounts of the Insured; and

(b) the value of all other Money, securities

and property belonging to such general

partner(s), or in which such general

partner(s) have a pecuniary interest,

held by or in the custody of and legally

available to the Insured as set-off

against loss covered by this bond;

provided, however, that if such "net worth"

adjusted to give effect to loss covered by

this bond and such value of all other

Money, securities and property as set forth

in (g)(1)(b) preceding, plus the amount of

coverage afforded by this bond on account

of such loss, is not sufficient to enable the

Insured to meet its obligations, including

its obligations to its partners other than to

such general partner(s), then the Financial

Interest in the Insured, as above defined, of

such general partner(s) shall be reduced in

an amount necessary, or eliminated if need

be, in order to enable the Insured upon

payment of loss under this bond to meet

such obligations, to the extent that such

payment will enable the Insured to meet

such obligations, without any benefit

accruing to such general partner(s) from

such payment; and

(2) as respects limited partners the value of

such limited partner's(') investment in

the Insured.

(h) Forgery means the signing of the name of

another person or organization with intent to

deceive; it does not mean a signature which

consists in whole or in part of one's own name

signed with or without authority, in any

capacity, for any purpose.

(i) Guarantee means a written undertaking

obligating the signer to pay the debt of another

to the Insured or its assignee or to a financial

institution from which the Insured has

purchased participation in the debt, if the debt

is not paid in accordance with its terms.

(j) Instruction means a written order to the issuer

of an Uncertificated Security requesting that

the transfer, pledge, or release from pledge of

the Uncertificated Security specified be

registered.

(k) Letter of Credit means an engagement in

writing by a bank or other person made at the

request of a customer that the bank or other

person will honor drafts or other demands for

payment upon compliance with the conditions

specified in the Letter of Credit.

(l) Money means a medium of exchange in current

use authorized or adopted by a domestic or

foreign government as a part of its currency.

(m) Negotiable Instrument means any writing

(1) signed by the maker or drawer; and

(2) containing any unconditional promise or

order to pay a sum certain in Money and

no other promise, order, obligation or

power given by the maker or drawer; and

(3) is payable on demand or at a definite time;

and

(4) is payable to order or bearer.

(n) Partner means a natural person who

(1) is a general partner of the Insured, or

(2) is a limited partner and an Employee (as

defined in Section 1(e)(1) of the bond) of

the Insured.

(o) Property means Money, Certificated Securities,

Uncertificated Securities of any Federal

Reserve Bank of the United States, Negotiable

Instruments, Certificates of Deposit, documents

of title, Acceptances, Evidences of Debt,

security agreements, Withdrawal Orders,

certificates of origin or title, Letters of Credit,

insurance policies, abstracts of title, deeds and

mortgages on real estate, revenue and other

stamps, tokens, unsold state lottery tickets,

books of account and other records whether

recorded in writing or electronically, gems,

jewelry, precious metals of all kinds and in any

form, and tangible items of personal property

which are not herein before enumerated.

(p) Statement of Uncertificated Security means a

written statement of the issuer of an Uncertificated

Security containing:

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Page 8 of 13 Copyright, The Surety Association of America, 1987

(1) a description of the Issue of which the

Uncertificated Security is a part;

(2) the number of shares or units:

(a) transferred to the registered owner;

(b) pledged by the registered owner to the

registered pledgee;

(c) released from pledge by the registered

pledgee;

(d) registered in the name of the registered

owner on the date of the statement; or

(e) subject to pledge on the date of the

statement;

(3) the name and address of the registered

owner and registered pledgee;

(4) a notation of any liens and restrictions of

the issuer and any adverse claims to which

the Uncertificated Security is or may be

subject or a statement that there are none

of those liens, restrictions or adverse

claims; and

(5) the date:

(a) the transfer of the shares or units to the

new registered owner of the shares or

units was registered;

(b) the pledge of the registered pledgee

was registered, or

(c) of the statement, if it is a periodic or

annual statement.

(q) Transportation Company means any

organization which provides its own or leased

vehicles for transportation or which provides

freight forwarding or air express services.

(r) Uncertificated Security means a share,

participation or other interest in property of or

an enterprise of the issuer or an obligation of

the issuer, which is:

(1) not represented by an instrument and the

transfer of which is registered upon books

maintained for that purpose by or on behalf

of the issuer;

(2) of a type commonly dealt in on securities

exchanges or markets; and

(3) either one of a class or series or by its

terms divisible into a class or series of

shares, participations, interests or

obligations.

(s) Withdrawal Order means a non-negotiable

instrument, other than an Instruction, signed by

a customer of the Insured authorizing the

Insured to debit the customer's account in the

amount of funds stated therein.

EXCLUSIONS

Section 2. This bond does not cover:

(a) loss resulting directly or indirectly from forgery

or alteration, except when covered under

Insuring Agreements (A), (D), or (E);

(b) loss due to riot or civil commotion outside the

United States of America and Canada; or loss

due to military, naval or usurped power, war or

insurrection unless such loss occurs in transit in

the circumstances recited in Insuring

Agreement (C), and unless, when such transit

was initiated, there was no knowledge of such

riot, civil commotion, military, naval or usurped

power, war or insurrection on the part of any

person acting for the Insured in initiating such

transit;

(c) loss resulting directly or indirectly from the

effects of nuclear fission or fusion or

radioactivity; provided, however, that this

paragraph shall not apply to loss resulting from

industrial uses of nuclear energy;

(d) loss resulting from any act or acts of any person

who is a member of the Board of Directors of

the Insured or a member of any equivalent

body by whatsoever name known unless such

person is also an Employee or an elected

official of the Insured in some other capacity,

nor, in any event, loss resulting from the act or

acts of any person while acting in the capacity

of a member of such Board or equivalent body;

(e) loss resulting directly or indirectly from the

complete or partial nonpayment of, or default

upon, any loan or transaction involving the

Insured as a lender or borrower, or extension of

credit, including the purchase, discounting or

other acquisition of false or genuine accounts,

invoices, notes, agreements or Evidences of

Debt, whether such loan, transaction or

extension was procured in good faith or through

trick, artifice, fraud or false pretenses, except

when covered under Insuring Agreements (A),

(D) or (E);

(f) loss resulting from any violation by the Insured

or by any Employee

(1) of law regulating (i) the issuance, purchase

or sale of securities, (ii) securities

transactions upon security exchanges or

over the counter market, (iii) investment

companies, or (iv) investment advisers, or

(2) of any rule or regulation made pursuant to

any such law, unless it is established by the

Insured that the act or acts which caused

the said loss involved fraudulent or

dishonest conduct which would have

caused a loss to the Insured in a similar

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 9 of 13

amount in the absence of such laws, rules

or regulations;

(g) loss resulting directly or indirectly from the

failure of a financial or depository institution, or

its receiver or liquidator, to pay or deliver, on

demand of the Insured, funds or Property of the

Insured held by it in any capacity, except when

covered under Insuring Agreements (A) or

(B)(1)(a);

(h) loss caused by an Employee, except when

covered under Insuring Agreement (A) or when

covered under Insuring Agreement (B) or (C)

and resulting directly from misplacement,

mysterious unexplainable disappearance or

destruction of or damage to Property;

(i) loss resulting directly or indirectly from

transactions in a customer's account, whether

authorized or unauthorized, except the unlawful

withdrawal and conversion of Money, securities

or precious metals, directly from a customer's

account by an Employee provided such

unlawful withdrawal and conversion is covered

under Insuring Agreement (A);

(j) damages resulting from any civil, criminal or

other legal proceeding in which the Insured is

alleged to have engaged in racketeering activity

except when the Insured establishes that the act

or acts giving rise to such damages were

committed by an Employee under

circumstances which result directly in a loss to

the Insured covered by Insuring Agreement (A).

For the purposes of this exclusion,

"racketeering activity" is defined in 18 United

States Code 1961 et seq., as amended;

(k) loss resulting directly or indirectly from the use

or purported use of credit, debit, charge,

access, convenience, identification, cash

management or other cards

(1) in obtaining credit or funds, or

(2) in gaining access to automated mechanical

devices which, on behalf of the Insured,

disburse Money, accept deposits, cash

checks, drafts or similar written

instruments or make credit card loans, or

(3) in gaining access to point of sale terminals,

customer-bank communication terminals, or

similar electronic terminals of electronic

funds transfer systems,

whether such cards were issued, or purport to

have been issued, by the Insured or by anyone

other than the Insured, except when covered

under Insuring Agreement (A);

(l) loss involving automated mechanical devices

which, on behalf of the Insured, disburse

Money, accept deposits, cash checks, drafts or

similar written instruments or make credit card

loans, except when covered under Insuring

Agreement (A);

(m) loss through the surrender of Property away

from an office of the Insured as a result of a

threat

(1) to do bodily harm to any person, except

loss of Property in transit in the custody of

any person acting as messenger provided

that when such transit was initiated there

was no knowledge by the Insured of any

such threat, or

(2) to do damage to the premises or property

of the Insured,

except when covered under Insuring Agreement

(A);

(n) loss resulting directly or indirectly from

payments made or withdrawals from a

depositor's or customer's account involving

erroneous credits to such account, unless such

payments or withdrawals are physically

received by such depositor or customer or

representative of such depositor or customer

who is within the office of the Insured at the

time of such payment or withdrawal, or except

when covered under Insuring Agreement (A);

(o) loss involving items of deposit which are not

finally paid for any reason, including but not

limited to Forgery or any other fraud, except

when covered under Insuring Agreement (A);

(p) loss resulting directly or indirectly from

counterfeiting, except when covered under

Insuring Agreements (A), (E) or (F);

(q) loss of any tangible item of personal property

which is not specifically enumerated in the

paragraph defining Property if such property is

specifically insured by other insurance of any

kind and in any amount obtained by the

Insured, and in any event, loss of such property

occurring more than 60 days after the Insured

takes possession of such property, except when

covered under Insuring Agreements (A) or

(B)(2);

(r) loss of Property while

(1) in the mail, or

(2) in the custody of any Transportation

Company, unless covered under Insuring

Agreement (C),

except when covered under Insuring Agreement

(A);

(s) potential income, including but not limited to

interest and dividends, not realized by the

Insured or by any customer of the Insured;

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Page 10 of 13 Copyright, The Surety Association of America, 1987

(t) damages of any type for which the Insured is

legally liable, except compensatory damages,

but not multiples thereof, arising directly from

a loss covered under this bond;

(u) all fees, costs and expenses incurred by the

Insured

(1) in establishing the existence of or amount

of loss covered under this bond, or

(2) as a party to any legal proceeding whether

or not such legal proceeding exposes the

Insured to loss covered by this bond;

(v) indirect or consequential loss of any nature;

(w) loss involving any Uncertificated Security

except an Uncertificated Security of any

Federal Reserve Bank of the United States or

when covered under Insuring Agreement (A);

(x) loss resulting directly or indirectly from any

dishonest or fraudulent act or acts committed

by any non-Employee who is a securities,

commodities, money, mortgage, real estate,

loan, insurance, property management,

investment banking broker, agent or other

representative of the same general character;

(y) loss caused directly or indirectly by a Partner of

the Insured unless the amount of such loss

exceeds the Financial Interest in the Insured of

such Partner and the Deductible Amount

applicable to this bond, and then for the excess

only;

(z) loss resulting directly or indirectly from any

actual or alleged representation, advice,

warranty or guarantee as to the performance of

any investments;

(aa) loss due to liability imposed upon the Insured

as a result of the unlawful disclosure of nonpublic

material information by the Insured or

any Employee, or as a result of any Employee

acting upon such information, whether

authorized or unauthorized.

DISCOVERY

Section 3. This bond applies to loss discovered by the

Insured during the Bond Period. Discovery occurs when

the Insured first becomes aware of facts which would

cause a reasonable person to assume that a loss of a

type covered by this bond has been or will be incurred,

regardless of when the act or acts causing or

contributing to such loss occurred, even though the

exact amount or details of loss may not then be known.

Discovery also occurs when the Insured receives notice

of an actual or potential claim in which it is alleged that

the Insured is liable to a third party under

circumstances which, if true, would constitute a loss

under this bond.

LIMIT OF LIABILITY

Section 4.

Aggregate Limit of Liability

The Underwriter's total liability for all losses discovered

during the Bond Period shown in Item 2 of the

Declarations shall not exceed the Aggregate Limit of

Liability shown in Item 3 of the Declarations. The

Aggregate Limit of Liability shall be reduced by the

amount of any payment made under the terms of this

bond.

Upon exhaustion of the Aggregate Limit of Liability by

such payments:

(a) The Underwriter shall have no further liability

for loss or losses regardless of when discovered

and whether or not previously reported to the

Underwriter, and

(b) The Underwriter shall have no obligation under

General Agreement F to continue the defense

of the Insured, and upon notice by the

Underwriter to the Insured that the Aggregate

Limit of Liability has been exhausted, the

Insured shall assume all responsibility for its

defense at its own cost.

The Aggregate Limit of Liability shall not be increased

or reinstated by any recovery made and applied in

accordance with subsections (a), (b) and (c) of Section 7.

In the event that a loss of Property is settled by the

Underwriter through the use of a lost instrument bond,

such loss shall not reduce the Aggregate Limit of

Liability.

Single Loss Limit of Liability

Subject to the Aggregate Limit of Liability, the

Underwriter's liability for each Single Loss shall not

exceed the applicable Single Loss Limit of Liability

shown in Item 4 of the Declarations. If a Single Loss is

covered under more than one Insuring Agreement or

Coverage, the maximum payable shall not exceed the

largest applicable Single Loss Limit of Liability.

Single Loss Defined

Single Loss means all covered loss, including court costs

and attorneys' fees incurred by the Underwriter under

General Agreement F, resulting from

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 11 of 13

(a) any one act or series of related acts of burglary,

robbery or attempt thereat, in which no

Employee is implicated, or

(b) any one act or series of related unintentional or

negligent acts or omissions on the part of any

person (whether an Employee or not) resulting

in damage to or destruction or misplacement of

Property, or

(c) all acts or omissions other than those specified

in (a) and (b) preceding, caused by any person

(whether an Employee or not) or in which such

person is implicated, or

(d) any one casualty or event not specified in (a),

(b) or (c) preceding.

NOTICE/PROOF - LEGAL PROCEEDINGS AGAINST

UNDERWRITER

Section 5.

(a) At the earliest practicable moment, not to

exceed 30 days, after discovery of loss, the

Insured shall give the Underwriter notice

thereof.

(b) Within 6 months after such discovery, the

Insured shall furnish to the Underwriter proof

of loss, duly sworn to, with full particulars.

(c) Lost Certificated Securities listed in a proof of

loss shall be identified by certificate or bond

numbers if such securities were issued

therewith.

(d) Legal proceedings for the recovery of any loss

hereunder shall not be brought prior to the

expiration of 60 days after the original proof of

loss is filed with the Underwriter or after the

expiration of 24 months from the discovery of

such loss.

(e) If any limitation embodied in this bond is

prohibited by any law controlling the

construction hereof, such limitation shall be

deemed to be amended so as to equal the

minimum period of limitation provided by such

law.

(f) This bond affords coverage only in favor of the

Insured. No suit, action or legal proceedings

shall be brought hereunder by any one other

than the named Insured.

VALUATION

Section 6. Any loss of Money, or loss payable in Money,

shall be paid, at the option of the Insured, in the

Money of the country in which the loss was sustained or

in the United States of America dollar equivalent

thereof determined at the rate of exchange at the time

of payment of such loss.

Securities

The Underwriter shall settle in kind its liability under

this bond on account of a loss of any securities or, at

the option of the Insured, shall pay to the Insured the

cost of replacing such securities, determined by the

market value thereof at the time of such settlement.

However, if prior to such settlement the Insured shall

be compelled by the demands of a third party or by

market rules to purchase equivalent securities, and gives

written notification of this to the Underwriter, the cost

incurred by the Insured shall be taken as the value of

those securities. In case of a loss of subscription,

conversion or redemption privileges through the

misplacement or loss of securities, the amount of such

loss shall be the value of such privileges immediately

preceding the expiration thereof. If such securities

cannot be replaced or have no quoted market value, or

if such privileges have no quoted market value, their

value shall be determined by agreement or arbitration.

If the applicable coverage of this bond is subject to a

Deductible Amount and/or is not sufficient in amount to

indemnify the Insured in full for the loss of securities

for which claim is made hereunder, the liability of the

Underwriter under this bond is limited to the payment

for, or the duplication of, so much of such securities as

has a value equal to the amount of such applicable

coverage.

Books of Account and Other Records

In case of loss of, or damage to, any books of account or

other records used by the Insured in its business, the

Underwriter shall be liable under this bond only if such

books or records are actually reproduced and then for

not more than the cost of the blank books, blank pages

or other materials plus the cost of labor for the actual

transcription or copying of data which shall have been

furnished by the Insured in order to reproduce such

books and other records.

Property other than Money, Securities or Records

In case of loss of, or damage to, any Property other than

Money, securities, books of account or other records, or

damage covered under Insuring Agreement (B)(2), the

Underwriter shall not be liable for more than the actual

cash value of such Property, or of items covered under

Insuring Agreement (B)(2). The Underwriter may, at its

election, pay the actual cash value of, replace or repair

such property. Disagreement between the Underwriter

and the Insured as to the cash value or as to the

adequacy of repair or replacement shall be resolved by

arbitration.

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Page 12 of 13 Copyright, The Surety Association of America, 1987

Set-Off

Any loss covered under this bond shall be reduced by a

set-off consisting of any amount owed to the Employee

causing the loss if such loss is covered under Insuring

Agreement (A)

ASSIGNMENT - SUBROGATION - RECOVERY -

COOPERATION

Section 7.

(a) In the event of payment under this bond, the

Insured shall deliver, if so requested by the

Underwriter, an assignment of such of the

Insured's rights, title and interest and causes of

action as it has against any person or entity to

the extent of the loss payment.

(b) In the event of payment under this bond, the

Underwriter shall be subrogated to all of the

Insured's rights of recovery therefor against any

person or entity to the extent of such payment.

(c) Recoveries, whether effected by the

Underwriter or by the Insured, shall be applied

net of the expense of such recovery first to the

satisfaction of the Insured's loss which would

otherwise have been paid but for the fact that it

is in excess of either the Single or Aggregate

Limit of Liability, secondly, to the Underwriter

as reimbursement of amounts paid in

settlement of the Insured's claim, and thirdly,

to the Insured in satisfaction of any Deductible

Amount. Recovery on account of loss of

securities as set forth in the second paragraph

of Section 6 or recovery from reinsurance

and/or indemnity of the Underwriter shall not

be deemed a recovery as used herein.

(d) Upon the Underwriter's request and at

reasonable times and places designated by the

Underwriter the Insured shall

(1) submit to examination by the Underwriter

and subscribe to the same under oath; and

(2) produce for the Underwriter's examination

all pertinent records; and

(3) cooperate with the Underwriter in all

matters pertaining to the loss.

(e) The Insured shall execute all papers and render

assistance to secure to the Underwriter the

rights and causes of action provided for herein.

The Insured shall do nothing after discovery of

loss to prejudice such rights or causes of action.

LIMIT OF LIABILITY UNDER THIS BOND AND

PRIOR INSURANCE

Section 8. With respect to any loss set forth in

sub-section (c) of Section 4 of this bond which is

recoverable or recovered in whole or in part under any

other bonds or policies issued by the Underwriter to the

Insured or to any predecessor in interest of the Insured

and terminated or canceled or allowed to expire and in

which the period for discovery has not expired at the

time any such loss thereunder is discovered, the total

liability of the Underwriter under this bond and under

such other bonds or policies shall not exceed, in the

aggregate, the amount carried hereunder on such loss or

the amount available to the Insured under such other

bonds or policies, as limited by the terms and

conditions thereof, for any such loss if the latter amount

be the larger.

If the coverage of this bond supersedes in whole or in

part the coverage of any other bond or policy of

insurance issued by an Insurer other than the

Underwriter and terminated, canceled or allowed to

expire, the Underwriter, with respect to any loss

sustained prior to such termination, cancelation or

expiration and discovered within the period permitted

under such other bond or policy for the discovery of

loss thereunder, shall be liable under this bond only for

that part of such loss covered by this bond as is in

excess of the amount recoverable or recovered on

account of such loss under such other bond or policy,

anything to the contrary in such other bond or policy

notwithstanding.

OTHER INSURANCE OR INDEMNITY

Section 9. Coverage afforded hereunder shall apply only

as excess over any valid and collectible insurance or

indemnity obtained by the Insured, or by one other

than the Insured on Property subject to exclusion (q) or

by a Transportation Company, or by another entity on

whose premises the loss occurred or which employed

the person causing the loss or the messenger conveying

the Property involved.

OWNERSHIP

Section 10. This bond shall apply to loss of Property (1)

owned by the Insured, (2) held by the Insured in any

capacity, or (3) for which the Insured is legally liable.

This bond shall be for the sole use and benefit of the

Insured named in the Declarations.

DEDUCTIBLE AMOUNT

Section 11. The Underwriter shall be liable hereunder

only for the amount by which any single loss, as defined

in Section 4, exceeds the Single Loss Deductible

amount for the Insuring Agreement or Coverage

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

TSB 5062b Ed. 10-87

Copyright, The Surety Association of America, 1987 Page 13 of 13

applicable to such loss, subject to the Aggregate Limit

of Liability and the applicable Single Loss Limit of

Liability.

The Insured shall, in the time and in the manner

prescribed in this bond, give the Underwriter notice of

any loss of the kind covered by the terms of this bond,

whether or not the Underwriter is liable therefor, and

upon the request of the Underwriter shall file with it a

brief statement giving the particulars concerning such

loss.

TERMINATION OR CANCELATION

Section 12. This bond terminates as an entirety upon

occurrence of any of the following: - (a) 60 days after

the receipt by the Insured of a written notice from the

Underwriter of its desire to cancel this bond, or (b)

immediately upon the receipt by the Underwriter of a

written notice from the Insured of its desire to cancel

this bond, or (c) immediately upon the taking over of

the Insured by a receiver or other liquidator or by State

or Federal officials, or (d) immediately upon the taking

over of the Insured by another institution, or (e)

immediately upon exhaustion of the Aggregate Limit of

Liability, or (f) immediately upon expiration of the Bond

Period as set forth in Item 2 of the Declarations.

This bond terminates as to any Employee or any

partner, officer or employee of any Processor - (a) as

soon as any Insured, or any director or officer not in

collusion with such person, learns of any dishonest or

fraudulent act committed by such person at any time,

whether in the employment of the Insured or otherwise,

whether or not of the type covered under Insuring

Agreement (A), against the Insured or any other person

or entity, without prejudice to the loss of any Property

then in transit in the custody of such person, or (b) 15

days after the receipt by the Insured of a written notice

from the Underwriter of its desire to cancel this bond as

to such person.

Termination of the bond as to any Insured terminates

liability for any loss sustained by such Insured which is

discovered after the effective date of such termination.

In witness whereof, the Underwriter has caused this bond to be executed on the Declarations page.

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

MAN1095 Ed. 3-02

ENDORSEMENT

The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

ATTACHED TO AND FORMING

PART OF BOND OR POLICY NO. 463PB1040

DATE ENDORSEMENT OR RIDER EXECUTED

12/27/06

* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. STANDARD TIME AS

SPECIFIED IN THE BOND OR POLICY

01/01/07

* ISSUED TO

Sit Investment Associates, Inc., et al

It is understood and agreed that the Insured as stated in the

Declarations of the attached Bond is amended to read

as follows:

Sit Investment Associates, Inc., et al;

Sit Investment Fixed Income Advisors, Inc.;

Sit Fixed Income Advisors II, LLC;

Sit Fremont Capital Funds, LLC;

SIA Securities Corp.;

Sit Mid Cap Growth Fund, Inc.;

Sit Large Cap Growth Fund, Inc.;

Sit U.S. Government Securities Fund, Inc.;

Sit Money Market Fund, Inc.;

Sit Mutual Funds, Inc.;

Sit International Growth Fund (series A;)

Sit Balanced Fund (series B);

Sit Developing Markets Growth Fund (series C);

Sit Small Cap Growth Fund (series D);

Sit Science and Technology Growth Fund (series E);

Sit Mutual Funds II, Inc.;

Sit Tax-Free Income Fund (series A);

Sit Minnesota Tax-Free Income Fund (series B);

Sit Bond Fund (series C);

Sit Mutual Funds Trust;

Sit Florida Tax-Free Income Fund (series A);

Sit Capital Fund Limited Partnership;

Sit Capital Fund II Limited Partnership;

Sit Small Cap Fund, LLC;

Sit Small Cap Fund II, LLC;

Sit Large Cap Fund, LLC;

Sit Global Fund, LLC;

Sit/Kim International Fund II, LLC;

Sit Pacific Basin Fund, LLC;

Sit Opportunity Bond Fund, LLC;

Sit Minnesota Municipal Bond Fund, LLC;

Sit Short Duration Tax Efficient Bond Fund, LLC;

Sit Bond Fund, LLC;

Sit Investment Associates Foundation;

Sit Investment Associates, Inc. 401(K) Profit Sharing Plan

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions,

agreements or limitations of the above mentioned Bond or Policy, other than as above stated.

By

Authorized Representative

INSURED

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

SR5834c Rev. 10-87

Copyright, The Surety Association of America, 1987

RIDER

To be attached to and form part of Financial Institution Bond, Standard

Form No. 14, No. 463PB1040 in favor of Sit Investment Associates, Inc., et al

It is agreed that:

1. The attached bond shall not be canceled, as provided in parts (a) and

(b) of Section 12. or modified by rider except after written notice shall have been given by the acting party to the affected party, and to the

Securities and Exchange Commission, Washington, D.C., not less than sixty days prior to the effective date of such cancelation or modification.

2. This rider shall become effective when the bond becomes effective.

By

Attorney-in-Fact

S.E.C. SOLE INSURED CANCELATION

CLAUSE RIDER

FOR USE WITH FINANCIAL INSTITUTION

BOND, STANDARD FROM NO. 14, WHEN

ISSUED TO A REGISTERED MANAGEMENT

INVESTMENT COMPANY COVERED AS A SOLE

INSURED, TO COMPLY WITH THE RULES OF

THE SECURITIES AND EXCHANGE

COMMISSION.

INSURED

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

SR5967e Rev. 10-87

Copyright, The Surety Association of America, 1987

RIDER

To be attached to and form part of Financial Institution Bond, Standard

Form No. 14, No. 463PB1040 in favor of Sit Investment Associates, Inc., et al

It is agreed that:

1. Those premises of Depositories listed in the following Schedule shall be deemed to be premises of the Insured but only as respects coverage on Certificated Securities:

SCHEDULE

DEPOSITORY LOCATION COVERED

Depository Trust Company

Participants Trust Company

Federal Reserve Treasury Bank Entry System

2. Certificated Securities held by such Depository shall be deemed to be

Property as defined in the attached bond to the extent of the Insured's interest therein as effected by the making of appropriate entries on the books and records of such Depository.

3. The attached bond does not afford coverage in favor of any Depository listed in the Schedule above. When the Underwriter indemnifies the Insured for a loss covered hereunder, the Insured will assign the rights and causes of action to the extent of the claim payment against the

Depository, or any other entity or person against whom it has a cause of action, to the Underwriter.

4. If the rules of the Depository named in the Schedule above provide that the Insured shall be assessed for a portion of the judgment (or agreed settlement) taken by the Underwriter based upon the assignment set forth in part 3. above and the Insured actually pays such assessment,

then the Underwriter will reimburse the Insured for the amount of the assessment but not exceeding the amount of loss payment by the

Underwriter.

2. This rider shall become effective as of 12:01 a.m. on 01/01/2007 standard time.

Accepted:

By

Attorney-in-Fact

CENTRAL HANDLING OF SECURITIES

FOR USE WITH FINANCIAL INSTITUTION

BONDS, STANDARD FORMS NOS. 14, 24 AND

25 TO SCHEDULE THE PREMISES OF

DEPOSITORIES.

INSURED

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

SR5955C Rev. 6-90

Copyright, The Surety Association of America, 1990

RIDER

To be attached to and form part of Financial Institution Bond, Standard

Form No. 14, No. 463PB1040 in favor of Sit Investment Associates, Inc., et al

It is agreed that:

1. This bond does not indemnify or hold harmless any Insured for loss sustained by a proprietorship, partnership or corporation which is owned, controlled or operated by any such Insured and not named as an Insured hereunder, but this paragraph shall not apply to loss sustained by a nominee organized by an Insured hereunder other than a holding company.

2. This rider shall become effective as of 12:01 a.m. on 01/01/2007

Accepted:

By

Attorney-in-Fact

HOLDING COMPANY - AS JOINT INSURED

FOR USE WITH ANY FINANCIAL INSTITUTION

BOND, WHEN INCLUDING AS A JOINT

INSURED A HOLDING COMPANY, OWNING

AND OPERATING A BUSINESS WHICH IS

ITSELF NOT ELIGIBLE AS A JOINT INSURED

UNDER SUCH FORM.

INSURED

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

SR6137b Rev. 2-95

Copyright, The Surety Association of America, 1995

RIDER

To be attached to and form part of Financial Institution Bond, Standard

Form No. 14, No. 463PB1040 in favor of Sit Investment Associates, Inc., et al

It is agreed that:

1. All references to "Single Loss Deductible" are deleted from the

Declaration Page.

2. Subject to the provisions of the attached bond with respect to the

Single Loss Limit of Liability and Single

Loss Deductible amounts, the Single Loss Deductible shown for each of the following deductible groups

applies to each of the Insureds listed within each group.

JOINT INSURED SINGLE LOSS DEDUCTIBLE GROUPS

Group A Single Loss Deductible $ 250,000.

Insureds

"All insureds except those listed below in Group B & C"

Group B Single Loss Deductible $ 0

SIA Securities Corp;Sit U.S. Government Securities Fund,Inc.;Sit Money

Market Fund,Inc.;Sit International Growth Fund (Series A);Sit Balanced

Fund(Series B);Sit Developing Markets Growth Fund(Series C);Sit small Cap Browth Fund (Series D);Sit Science & Technology Growth Fund(Series E);Sit Mutual Funds,

Group C Single Loss Deductible $ 0

Sit Mutual Funds II, Inc.; Sit Tax-Free Income Fund(Series A); Sit

Minnesota Tax-Free Income Fund(Series B); Sit Bond Fund(Series C); Sit Investment Associates, Inc. Pension Plan; Sit Investment Associates, Inc. 401(K) Profit Sharing Plan; Sit Investment Associates, Inc. Money Purchase Plan

3. In the event of a loss involving two or more Insureds with different

Single Loss Deductible, the highest

Single Loss Deductible applicable to any of the Insureds involved in the loss shall be used.

4. This rider shall become effective as of 12:01 a.m. on 01/01/2007 standard time.

By

Attorney-in-Fact

JOINT INSURED VARYING SINGLE LOSS

DEDUCTIBLE RIDER

FOR USE WITH FINANCIAL INSTITUTION

BONDS, FORMS NOS. 14, 15, 24, 25 AND

EXCESS BANK EMPLOYEE DISHONESTY

BONDS, STANDARD FORM NO. 28. NOTE:

WHEN USED WITH FORM NO. 28, THE

SINGLE LOSS DEDUCTIBLE MUST BE AT

LEAST EQUAL TO THE REQUIRED

UNDERLYING AMOUNT OF COVERAGE PLUS

ANY APPLICABLE DEDUCTIBLE AMOUNT.

INSURED

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

SR6145b Rev. 6-90

Copyright, The Surety Association of America, 1990

RIDER

To be attached to and form part of Financial Institution Bond, Standard

Form No. 14, No. 463PB1040 in favor of Sit Investment Associates, Inc., et al

It is agreed that:

1. "Employee" as used in the attached bond shall include any natural person who is a director or trustee of the Insured while such director or trustee is engaged in handling funds or other property of any Employee

Welfare or Pension Benefit Plan owned, controlled or operated by the

Insured or any natural person who is a trustee, manager, officer or employee of any such Plan.

2. If the bond, in accordance with the agreements, limitations and conditions thereof, covers loss sustained by two or more Employee Welfare or Pension Benefit Plans or sustained by any such Plan in addition to loss sustained by an Insured other than such Plan, it is the obligation of the Insured or the Plan Administrator(s) of such Plans under Regulations published by the Secretary of Labor implementing Section

13 of the Welfare and Pension Plans Disclosure Act of 1958 to obtain under one or more bonds issued by one or more Insurers an amount of coverage for each such Plan at least equal to that which would be required if such Plans were bonded separately.

3. In compliance with the foregoing, payment by the Company in accordance with the agreements, limitations and conditions of the bond shall be held by the Insured, or, if more than one, by the Insured first named,

for the use and benefit of any Employee Welfare or Pension Benefit Plan sustaining loss so covered and to the extent that such payment is in excess of the amount of coverage required by such Regulations to be carried by said Plan sustaining such loss, such excess shall be held for the use and benefit of any other such Plan also covered in the event that such other Plan discovers that it has sustained loss covered thereunder.

4. If money or other property of two or more Employee Welfare or Pension

Benefit Plans covered under the bond is commingled, recovery for loss of such money or other property through fraudulent or dishonest acts of Employees shall be shared by such Plans on a pro rata basis in accordance with the amount for which each such Plan is required to carry bonding coverage in accordance with the applicable provisions of said

Regulations.

5. The Deductible Amount of this bond applicable to loss sustained by a

Plan through acts committed by an Employee of the Plan shall be waived, but only up to an amount equal to the amount of coverage required to be carried by the Plan because of compliance with the provisions of the Employee Retirement Income Security Act of 1974.

6. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the bond, other than as stated herein.

7. This rider is effective as of 12:01 a.m. on 01/01/2007

Accepted:

By

Attorney-in-Fact

ERISA RIDER

TO COMPLY WITH BONDING REGULATIONS

MADE APPLICABLE TO THE EMPLOYEE

RETIREMENT INCOME SECUTIRY ACT OF

1974.

NOTE: This rider should not be used for any insured

exempted from the bonding provisions of the Act.

INSURED

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss

SR 6275

Copyright, The Surety Association Of America, 2005

RIDER

To be attached to and form part of Financial Institution Bond, Standard

Form No. 14, No. 463PB1040 in favor of Sit Investment Associates, Inc., et al

It is agreed that:

1. The following is added to Section 2. Exclusions:

Loss resulting directly or indirectly from the dishonest or fraudulent acts of an Employee if any Insured, or any director or officer of an Insured who is not in collusion with such person, knows, or knew at any time, of any dishonest or fraudulent act committed by such person at any time, whether in the employment of the Insured or otherwise, whether or not of the type covered under Insuring Agreement (A), against the Insured or any other person or entity and without regard to whether the knowledge was obtained before or after the commencement of this bond. Provided, however, that this exclusion does not apply to loss of any Property already in transit in the custody of such person at the time such knowledge was obtained or to loss resulting directly from dishonest or fraudulent acts occurring prior to the time such knowledge was obtained.

2 This Rider is effective as of 12:01 a.m. on 01/01/07.

KNOWLEDGE OF PRIOR DISHONESTY RIDER

FOR USE WITH FINANCIAL INSTITUTION BONDS, STANDARD

FORMS NOS. 14, 15, 24 AND 25.

REVISED SEPTEMBER, 2005.

The hard copy of the bond issued by the Underwriter will be referenced in the event of a loss